Exhibit 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAW REQUIREMENTS HAVE BEEN MET OR (II) EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS ARE AVAILABLE.

                                                                  $12,235,490.69

                        PLAYBOY.COM, INC. PROMISSORY NOTE

                                                              September 27, 2002

WHEREAS, on September 27, 2000, Playboy.com, a Delaware corporation (the "Company") issued a promissory note (the "First Note"), pursuant to which it promised to pay to the order of Hugh M. Hefner, an individual (the "Holder"), the principal amount of five million dollars ($5,000,000), together with interest incurred thereon, as therein provided;

WHEREAS, on December 29, 2000, Playboy.com, a Delaware corporation (the "Company") issued a promissory note, pursuant to which it promised to pay to the order of Hugh M. Hefner, an individual (the "Holder"), the principal amount of five million dollars ($5,000,000), together with interest incurred thereon, as therein provided;

WHEREAS, on February 15, 2001, March 7, 2001 and May 7, 2001, the Company and the Holder entered into Amendments No. 1, No. 2 and No. 3, respectively, to the December 29, 2000 note (such note, as so amended, is referred to herein as the "Second Note"), in order to, among other things, modify the repayment provisions of the Note; and

WHEREAS, the Company and the Holder have determined that it is advisable and in their best interests to enter into a new note in satisfaction of the First and Second Notes.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the Company and the Holder hereby agree as follows:

FOR VALUE RECEIVED, the Company, whose principal place of business is located at 730 Fifth Avenue, New York, NY 10019, promises to pay to the order of Holder, whose principal residence is located at Playboy Mansion West, 10236 Charing Cross Road, Holmby Hills, CA 90024 (the "Holder"), the principal amount of twelve million two hundred thirty-five thousand four hundred ninety and 69/100ths dollars ($12,235,490.69), together with interest incurred thereon, all as hereinafter provided. Any payments of amounts due hereunder shall be in such currency of the United States at the time of payment as shall be legal tender for the payment of public or private debts.

1. INTEREST. Prior to the dates upon which this Note becomes due and payable as described herein, the unpaid balance of the principal amount shall accrue interest at a rate equal to eight percent (8%). Interest shall be paid monthly in arrears on the unpaid principal and shall be computed on the basis of actual number of days/360-day year. All payments received by the Holder hereunder will be applied first to costs of collection and fees, if any, then to interest, and the balance to principal.

2. REPAYMENT. Except as otherwise provided herein, all principal and interest unpaid hereunder shall become due as follows: (a) five hundred thousand dollars ($500,000) on March 26, 2003 and (b) eleven million seven hundred thirty-five thousand four hundred ninety and 69/100ths dollars ($11,735,490.69) on September 26, 2003 (which dates are hereinafter collectively referred to as the "Maturity Dates"), and shall be payable respectively by the Company to the Holder in full on the Maturity Dates; provided that, this Note may be repaid in whole or in part by the Company without penalty or premium at any time and from time to time prior to the Maturity Date. This Note shall be paid without deduction by reason of any set-off, defense or counterclaim of the Company. If any payment due hereunder shall become due on a Saturday, Sunday or legal holiday under the laws of the State of New York, such payment shall be made on the next succeeding business day in New York.

3. EVENTS OF DEFAULT. If any of the following conditions, events or acts shall occur: (a) the dissolution of the Company or any vote in favor thereof by the Board of Directors and shareholders of the Company; or (b) the Company's insolvency, assignment for the benefit of creditors, application for or appointment of a receiver, filing of a voluntary or involuntary petition under any provision of the United States Bankruptcy Code or amendments hereto or any other United States federal or state statute affording relief to debtors; or there shall be commenced against the Company any such proceeding or filed against the Company any such application or petition which proceeding, application or petition is not dismissed or withdrawn within sixty (60) days of commencement or filing as the case may be; or (c) the failure of the Company to pay the amount of principal on and interest accrued under this Note in accordance with the terms hereof, when the same shall become due and payable; or (d) the default in the due observance or performance of any material covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the terms hereof and such default shall continue uncured for fifteen (15) days after written notice thereof, specifying such default, shall have been given to the Company by the Holder of this Note, then, in any such event and at any time thereafter while such event is continuing, the Holder shall have the right to declare an event of default hereunder ("Event of default"); provided that upon the occurrence of an event described in subsection (a) or (b) above such event shall be deemed an Event of Default hereunder whether or not the Holder makes such a declaration (an "Automatic Event of default"), and the indebtedness evidenced by this Note shall immediately upon such declaration or Automatic Event of Default become due and payable, both as to principal and interest, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived (pursuant to Section 9. hereof), notwithstanding anything contained herein to the contrary.

      No course of dealing or delay or failure on the part of the Holder to exercise any rights under this Section 3. shall operate as a waiver of such rights or otherwise prejudice such Holder's rights, powers and remedies. The Company will pay or reimburse the Holder, to the extent permitted by law, for all costs and expenses, including, but not limited to, reasonable attorneys' fees, incurred by it in collecting any sums due on this Note or in otherwise enforcing any of its rights.

4. ASSIGNMENT. This Note may not be assigned, transferred or otherwise negotiated by the Holder without the prior written consent of the Company.

5. SEVERABILITY. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that anyone or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced or disturbed thereby.

6. SUCCESSORS AND ASSIGNS. All covenants, agreements and undertakings in this Note by or on behalf of any of the parties shall bind and inure to the benefit of the respective successors and permitted assigns of the parties whether so expressed or not.

7. FIRST AND SECOND NOTES. As of the date hereof, the First and Second Notes are hereby canceled and are of no force or effect.

8. NOTICES. Any and all notices, requests, consents and demands required or permitted to be given hereunder shall be in writing, delivered to the addresses stated above. Either party may change by notice the address to which notices to it are to be addressed.

9. WAIVER OF PRESENTMENT. The Company and all endorsers and guarantors of this Note herein, if any, waive presentment for payment, demand, protest, notice of protest for nonpayment and notice of dishonor of this Note; waive all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note; and consent to any extension or postponement of the time of payment or any other indulgence.

10. GOVERNING LAW. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, without giving effect to the conflict of law provisions thereof.

11. EXPENSES. The Company hereby agrees to pay to Holder all expenses incurred by the Holder, including reasonable attorneys' fees, in enforcing and collecting amounts due hereunder.

12. ENTIRE AGREEMENT. This Note contains the entire agreement between the Company and the Holder with respect to the subject matter hereof, and supersedes every course of dealing, other conduct or oral agreement or representation previously made by the Holder. No change in this Note shall be effective unless made in a writing duly executed by the Holder and the Company.

IN WITNESS WHEREOF, the Company has caused this Note to be signed on the date first set forth above.

                                PLAYBOY.COM, INC.


                                By /s/ Linda Havard
                                   --------------------------------
                                   Linda Havard, Vice President


                                /s/ Hugh M. Hefner
                                -----------------------------------
                                    Hugh M. Hefner

                           SOLELY WITH RESPECT TO THE
                        PROVISIONS OF SECTIONS 2. AND 7.